                                                                       EXHIBIT 2


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), OR ANY STATE SECURITIES LAWS AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY, IN EITHER CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS.


                            PAVING STONE CORPORATION

                                     WARRANT

                       TO PURCHASE UP TO 1,500,000 SHARES
                                 OF COMMON STOCK



            This Warrant is issued to:

            Paver Installation, L.P.
            Suite 700
            4835 LBJ Freeway
            Dallas, Texas 75244
            Attention, James R. Mitchell


by Paving Stone Corporation, a Nevada corporation (hereinafter called the "Company", which term shall include its successors and assigns).

         FOR VALUE RECEIVED and subject to the terms and conditions hereinafter set out, the registered holder of this Warrant as set forth on the books and records of the Company (the "Holder") is entitled upon surrender of this Warrant to purchase from the Company one and a half million (1,500,000) fully paid and nonassessable shares of Common Stock, $0.00001 par value per share (the "Common Stock"), at the Exercise Price (as defined below) per share.

         1. This Warrant is being issued by the Company pursuant to the terms of the Subscription Agreement dated April 12, 2002.

         2. The right to purchase shares of Common Stock represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company at 1760 N.W. 22nd Court, Pompano Beach, Florida 33069, or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company, and upon payment to the Company, by cash or by certified check or bank draft, of the Exercise Price for such shares. The Company agrees that the shares of Common Stock so purchased shall be deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares of Common Stock as aforesaid. Certificates for the shares of Common Stock so purchased (together with a cash adjustment in lieu of any fraction of a share) shall be delivered to the Holder within a reasonable time, not exceeding five (5) business days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, in all other respects identical with this Warrant, shall also be issued and delivered to the Holder within such time, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

         3. This Warrant shall expire at 5:00 p.m. E.ST. on October 17, 2004, which is thirty (30) months from the date of issuance. This Warrant may be exercised to acquire, from and after the date hereof, the number of shares of Common Stock set forth on the first page hereof (subject to adjustments described in this Warrant), at any time commencing on or after October 17, 2002, which is six (6) months after the date of issuance of this Warrant; however, the right hereunder to purchase such shares of Common Stock shall cease and expire at 5:00 p.m. E.S.T. on October 17, 2004, which is thirty (30) months after the date of issuance of this Warrant.

         4. The Company covenants and agrees that all Common Stock upon issuance against payment in full of the Exercise Price by the Holder pursuant to this Warrant will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (except to the extent resulting from the Holder's own circumstances, actions or omissions). The Company covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will have at all times authorized, and reserved for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant, and will procure at its sole expense upon each such reservation of shares the listing thereof (subject to issuance or notice of issuance) on the Over-the-Counter Bulletin Board, any national stock exchange on which the Common Stock is then listed, or an inter-dealer trading system on which the Common Stock is then traded. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock may be listed or inter-dealer trading system on which the Common Stock is then traded.

         5. The Company will not take any action which would result in any adjustment in the number of shares of Common Stock purchasable hereunder if the total number of shares of Common Stock issuable pursuant to the terms of this Warrant after such action upon full exercise of this Warrant and, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and other rights to purchase shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation, as then amended.

         6. The Warrant shall entitle the Holder to purchase shares of Common Stock of the Company, par value $0.00001, at a price per share (the "Exercise Price") which shall be determined by taking a thirty percent (30%) discount to the average of the closing bid price of the Common Stock of the Company as quoted on the Over-the-Counter Bulletin Board (or any national exchange or inter-dealer trading system upon which the shares may be traded at the time of exercise) on the ten (10) trading days prior to the date of exercise; however, at no point shall the Exercise Price exceed one dollar ($1.00 U.S.D.) per share.

         7. The shares of Common Stock issuable upon the exercise of this Warrant shall be registered by the Company in a registration statement pursuant to a registration rights agreement executed on April 17, 2002.

         8. So long as this Warrant shall be outstanding, in order to prevent dilution of the rights granted under this Warrant, the Exercise Price and the number of shares of Common Stock or other securities or property, if any, receivable upon exercise of this Warrant will be subject to adjustment from time to time, as follows (any such adjustment with respect to shares other than Common Stock to be made in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 8, and the other provisions of this Section 8 with respect to the Common Stock will apply to such other shares to the extent appropriate):

         If the Company at any time subdivides (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the maximum Exercise Price provided for herein will be proportionately reduced and the number of shares of Common Stock receivable upon exercise of this Warrant will be proportionately increased so that the Holder will upon exercise thereafter be entitled to receive the number and kind of shares that the Holder would have received or been entitled to receive had this Warrant been exercised immediately prior to such time and, assuming the maximum Exercise Price provided for herein is applicable, for the same aggregate price. If the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the maximum Exercise Price will be proportionately increased and the number of shares of Common Stock receivable upon exercise of this Warrant will be proportionately decreased so that the Holder will upon exercise thereafter be entitled to receive the number and kind of shares that the Holder would have received or been entitled to receive had this Warrant been exercised immediately prior to such time and, assuming the maximum Exercise Price provided for herein is applicable, for the same aggregate price. If the Company declares a dividend or makes any other distribution upon the Common Stock payable in Common Stock, the shares of Common Stock issuable in payment of such dividend or distribution will be deemed to have been issued in a subdivision of outstanding shares as provided in this paragraph.

9. Whenever the maximum Exercise Price provided for herein is adjusted as required by the provisions of this Warrant, the Company will forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, a certificate of the Company's President and Chief Financial Officer (or its senior financial officer if the Company has no Chief Financial Officer), showing the adjusted maximum Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment, a statement of the number of shares of Common Stock and other securities and property, if any, receivable upon exercise of this Warrant and such other facts as are necessary to show the reason for and the manner of computing such adjustment. Each such officers' certificate will be made available at all reasonable times for inspection by the Holder, and the Company will, forthwith after each such adjustment, mail, by certified mail, a copy of such certificate to the Holder.

10.      In the event of:

         (a) any setting by the Company of a record date for the purpose of determining the holders of Common Stock who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or

         (b)      any Organic Change (as hereinafter defined), or

         (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company,

         then, and in each such event, the Company will mail or cause to be mailed to the Holder by certified mail a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (ii) the date on which any Organic Change or such dissolution, liquidation or winding up is expected to become effective and a description of the transaction, and (iii) the time, if any, that is to be fixed as to when the holders of record of any securities of the Company will be entitled to exchange their securities for securities or other property deliverable upon any Organic Change or such dissolution, liquidation or winding up. Such notice will be mailed at least 15 days prior to the date specified in such notice on which such action is to be taken (provided, however, that if the Company becomes aware that any such action is proposed to occur less than 15 days prior thereto, the Company will give notice promptly after becoming aware of such proposed action) and not less than 15 days prior to the record date or the date on which the Company's transfer books are closed with respect thereto.

11. Any recapitalization, reclassification, reorganization, consolidation, merger, sale, lease or conveyance of all or substantially all of the Company's assets to another person, or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision to insure, and duly executed documents from the Company and its successor will be delivered to the Holder providing, that the Holder will have the right thereafter by exercising this Warrant to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock and other property, if any, immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for the number of shares of Common Stock and other securities immediately theretofore acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place. In any such case, the Company will make appropriate provision with respect to the Holder's rights and interests to insure that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price) will thereafter be applicable, as nearly as may be, in relation to any shares of stock, other securities or assets thereafter deliverable upon the exercise of such rights. In the event of a merger or consolidation of the Company, or other transaction, as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock outstanding immediately prior to such merger, consolidation or other transaction, the maximum Exercise Price provided for herein will be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock. The Company will not effect any such consolidation, merger, sale or other transaction unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or effecting such other transaction, assumes, by written instrument executed and mailed or delivered to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive. The provisions of this Section 11 will similarly apply to successive Organic Changes.

12. If at any time the Company declares a dividend upon the Common Stock payable otherwise than out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) and otherwise than in Common Stock, then thereafter the Holder, upon the exercise of any of the rights represented by this Warrant, will be entitled to receive the number of shares of Common Stock being purchased upon such exercise and in addition and without further payment, the cash, stock or other securities and other property that the Holder would have received by way of dividends (otherwise than out of such earnings or surplus or in Common Stock) if continuously since the date hereof such Holder (i) had been the record holder of the number of shares of Common Stock then being purchased and (ii) had retained all dividends in stock or securities (other than Common Stock) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends and originating directly from such Common Stock.

13. This Warrant shall not entitle the Holder to any voting rights or any rights as a shareholder of the Company. The rights and obligations of the Company, of the Holder, and of any holder of shares of Common Stock issuable hereunder, shall survive the exercise of this Warrant.

14. This Warrant sets forth the entire agreement of the Company and the Holder of the Common Stock issuable upon the exercise of this Warrant with respect to the rights of the Holder and the Common Stock issuable upon the exercise of this Warrant.

15. The validity, interpretation and performance of this Warrant and each of its terms and provisions shall be governed by the laws of the State of Texas, without regard to choice of law principles. The parties consent to jurisdiction of the federal or state courts of the State of Texas in the event any disputes arise in connection with this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer under its corporate seal and dated as of April 17, 2002.



                                         PAVING STONE CORPORATION


                                    By:  /s/ Maurice Sigouin
                                         ---------------------------------------
                                         Maurice Sigouin
                                         Chief Executive Officer